Exhibit 99.1

Open Text Reports Fourth Quarter and Fiscal Year-End 2008 Financial Results

WATERLOO, ON, Aug. 19 /CNW/ - Open Text(TM) Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its fourth quarter and fiscal year ended June 30, 2008. (1)

Total revenue for the fourth quarter was $200.3 million, up 14% compared to $175.2 million for the same period in the prior fiscal year. License revenue in the fourth quarter was $68.2 million, up 15% compared to $59.2 million in the fourth quarter of the prior fiscal year.

Adjusted net income in the quarter was $33.3 million or $0.63 per share on a diluted basis, up 25% compared to $26.7 million or $0.52 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $27.3 million or $0.51 per share on a diluted basis, compared to $8.2 million or $0.16 per share on a diluted basis for the same period in the prior fiscal year. (2)

Total revenue for fiscal year 2008 was $725.5 million, up 22% compared to $595.7 million for the previous fiscal year. License revenue for fiscal year 2008 was $219.1 million, up 20% compared to $182.5 million in the previous fiscal year.

Adjusted net income for fiscal year 2008 was $107.0 million, or $2.03 per share on a diluted basis, up 44% compared to adjusted net income for the previous fiscal year of $74.3 million, or $1.46 per share on a diluted basis. Net income for fiscal year 2008 in accordance with US GAAP was $53.0 million, or $1.01 per share on a diluted basis, compared to the prior fiscal year’s net income of $21.7 million, or $0.43 per share on a diluted basis. (2)

Operating cash flow in the fourth quarter of fiscal 2008 was $44.6 million, compared to $28.5 million in the fourth quarter of the prior fiscal year. For the full 2008 fiscal year, Open Text generated $166.0 million in operating cash flow compared to $110.9 million in fiscal 2007.

The cash, cash equivalents and short-term investments balance as of June 30, 2008 was $254.9 million. Accounts receivable as of June 30, 2008, totaled $134.4 million, compared to $128.8 million as of June 30, 2007, and Days Sales Outstanding (DSO) was 60 days in the fourth quarter of fiscal 2008, compared to 66 days in the fourth quarter of fiscal 2007.

“I am very pleased with our performance in the quarter and for the full fiscal year,” said John Shackleton, President and Chief Executive Officer of Open Text. “We have achieved our goal of strong license growth, record profitability and exemplary cash flow accumulation. As we enter into fiscal 2009, we remain confident in our momentum and look forward to continued growth in the coming year.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on August 19, 2008 at 5:00 p.m. ET to discuss the final financial results of its fourth quarter and fiscal year-end 2008.

Date: Tuesday, August 19, 2008

Time: 5:00 p.m. ET/2:00 p.m. PT

Length: 60 minutes

Where: 416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning August 19, 2008 at 7:00 p.m. ET through 11:59 p.m. on September 2, 2008 and can be accessed by dialing 416-640-1917 and using pass code 21276674 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link: http://www.opentext.com/events/wa-event.html?id (equal sign) 6789650.

About Open Text

Open Text(TM) is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (10) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2007. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1)	Based on comparison of historical revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)	In addition to these GAAP and adjusted results the Company has provided financial information that adds back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provides a consistent basis for comparison between quarters and help to more accurately reflect Open Text’s underlying operating results.

Three months ended June 30, 2008
Adjusted Income	$33.3
Net Interest Expense	0.7
Income tax effect	(0.2)

Non-GAAP net income	$33.8

Adjusted EPS Diluted	$0.63
Non GAAP Adjustments (net of tax)
- Interest	0.01

Non-GAAP EPS	$0.64

Twelve months ended June 30, 2008
GAAP Revenue	$725.5
Maintenance revenue adjustment for purchase accounting	1.6

Non-GAAP revenue	$727.1

Adjusted Income	$107.0
Maintenance revenue adjustment for purchase accounting	1.6
Net Interest Expense	22.9
Income tax effect	(7.4)

Non-GAAP net income	$124.1

Adjusted EPS Diluted	$2.03
Non GAAP Adjustments (net of tax)
- Maintenance	0.02
- Interest	0.30

Non-GAAP EPS	$2.35

(3)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended June 30, 2008 and 2007:

	Three months ended June 30, 2008	Three months ended June 30, 2007
GAAP based “Net Income”	$27.3	$8.2
Special Charges/(recovery)	(0.3)	7.7
Amortization of intangibles	18.4	18.0
Other (Income)/Expense	(11.3)	(1.1)
Share-based compensation	1.0	1.5
Tax Impact on Above	(1.8)	(7.6)
Non-GAAP based “Adjusted Net Income”	$33.3	$26.7

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended June 30, 2008 and 2007:

	Three months ended June 30, 2008	Three months ended June 30, 2007
GAAP based “Net Income”	$0.51	$0.16
Special Charges/(recovery)	(0.01)	0.15
Amortization of intangibles	0.35	0.35
Other (Income)/Expense	(0.21)	(0.02)
Share-based compensation	0.02	0.03
Tax Impact on Above	(0.03)	(0.15)
Non-GAAP based “Adjusted Net Income”	$0.63	$0.52

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the fiscal years ended June 30, 2008 and 2007:

	Twelve months ended June 30, 2008	Twelve months ended June 30, 2007
GAAP based “Net Income”	$53.0	$21.7
Special Charges/(recovery)	(0.4)	12.9
Amortization of intangibles	72.3	60.8
Other (Income)/Expense	1.0	(1.8)
Share-based compensation	3.8	5.4
Tax Impact on Above	(22.7)	(24.7)
Non-GAAP based “Adjusted Net Income”	$107.0	$74.3

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the fiscal years ended June 30, 2008 and 2007:

	Twelve months ended June 30, 2008	Twelve months ended June 30, 2007
GAAP based “Net Income”	$1.01	$0.43
Special Charges/(recovery)	(0.01)	0.25
Amortization of intangibles	1.37	1.19
Other (Income)/Expense	0.02	(0.03)
Share-based compensation	0.07	0.11
Tax Impact on Above	(0.43)	(0.49)
Non-GAAP based “Adjusted Net Income”	$2.03	$1.46

OPEN TEXT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share data)

	June 30,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$254,916	$149,979
Accounts receivable trade, net of allowance for doubtful accounts of $3,974 as of June 30, 2008 and $2,089 as of June 30, 2007	134,396	128,781
Income taxes recoverable	48,310	31,060
Prepaid expenses and other current assets	10,544	10,368
Deferred tax assets	13,455	30,248

Total current assets	461,621	350,436
Capital assets	43,582	43,614
Goodwill	564,648	528,312
Acquired intangible assets	281,824	343,324
Deferred tax assets	59,881	42,078
Other assets	10,491	9,524
Long-term income taxes recoverable	30,348	9,557

	$1,452,395	$1,326,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$99,035	$100,211
Current portion of long-term debt	3,486	4,048
Deferred revenues	176,967	143,097
Income taxes payable	43,202	33,705
Deferred tax liabilities	4,876	1,601

Total current liabilities	327,566	282,662
Long-term liabilities:
Accrued liabilities	20,513	22,516
Long-term debt	304,301	366,765
Deferred revenues	2,573	3,840
Long-term income taxes payable	42,697	—
Deferred tax liabilities	109,912	120,019

Total long-term liabilities	479,996	513,140
Minority interest	8,672	6,975
Shareholders’ equity:
Share capital
51,151,666 and 50,180,118 Common Shares issued and outstanding at June 30, 2008 and June 30, 2007, respectively;
Authorized Common Shares: unlimited	438,471	426,188
Additional paid-in capital	39,330	35,311
Accumulated other comprehensive income	110,819	68,034
Retained earnings (deficit)	47,541	(5,465)

Total shareholders’ equity	636,161	524,068

	$1,452,395	$1,326,845

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. Dollars, except share and per share data)

	Year ended June 30,
	2008	2007	2006
	(unaudited)	(audited)	(audited)
Revenues:
License	$219,103	$182,507	$122,520
Customer support	363,580	287,570	183,878
Service	142,849	125,587	103,164

Total revenues	725,532	595,664	409,562

Cost of revenues:
License	15,415	13,652	11,196
Customer support	58,764	46,433	28,908
Service	117,037	105,955	83,469
Amortization of acquired technology intangible assets	41,515	36,206	18,900

Total cost of revenues	232,731	202,246	142,473

	492,801	393,418	267,089

Operating expenses:
Research and development	105,894	79,102	58,469
Sales and marketing	174,185	150,958	104,225
General and administrative	69,985	61,092	44,960
Depreciation	12,017	13,846	11,103
Amortization of acquired intangible assets	30,759	24,586	9,199
Special charges (recoveries)	(418)	12,908	26,182

Total operating expenses	392,422	342,492	254,138

Income from operations	100,379	50,926	12,951

Other income (expense), net	(1,023)	1,742	(4,788)
Interest income (expense), net	(22,859)	(20,282)	1,487

Income before income taxes	76,497	32,386	9,650
Provision for income taxes	22,993	10,334	4,093

Net income before minority interest	53,504	22,052	5,557
Minority interest	498	392	579

Net income for the year	$53,006	$21,660	$4,978

Net income per share - basic	$1.04	$0.44	$0.10

Net income per share - diluted	$1.01	$0.43	$0.10

Weighted average number of Common Shares outstanding - basic	50,779,530	49,392,845	48,666,139

Weighted average number of Common Shares outstanding - diluted	52,604,115	50,907,897	49,949,593

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

(Unaudited)

	Three months ended June 30,
	2008	2007
Revenues:
License	$68,151	$59,225
Customer support	95,056	82,218
Service	37,062	33,753

Total revenues	200,269	175,196
Cost of revenues:
License	4,119	4,015
Customer support	17,683	14,356
Service	30,485	28,505
Amortization of acquired technology-based intangible assets	10,615	10,531

Total cost of revenues	62,902	57,407

	137,367	117,789

Operating expenses:
Research and development	28,527	21,113
Sales and marketing	51,966	43,193
General and administrative	17,752	18,452
Depreciation	2,372	3,321
Amortization of acquired customer-based intangible assets	7,753	7,439
Special charges (recoveries)	(296)	7,655

Total operating expenses	108,074	101,173

Income from operations	29,293	16,616
Other income (expense), net	11,318	1,138
Interest income (expense), net	(736)	(5,612)

Income before income taxes	39,875	12,142
Provision for (recoveries from) income taxes	12,545	3,913

Net income before minority interest	27,330	8,229
Minority interest	76	—

Net income for the period	$27,254	$8,229

Net income per share - basic	$0.53	$0.16

Net income per share - diluted	$0.51	$0.16

Weighted average number of Common Shares outstanding - basic	51,124	49,964

Weighted average number of Common Shares outstanding - diluted	53,068	51,571

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Year ended June 30,
	2008	2007	2006
	(unaudited)	(audited)	(audited)
Cash flows from operating activities:
Net income for the year	$53,006	$21,660	$4,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,291	74,638	39,202
In-process research and development	500	—	—
Share-based compensation expense	3,789	5,376	5,196
Employee long-term incentive plan	2,154	—	—
Excess tax benefits from share-based compensation	(1,079)	(1,285)	(865)
Undistributed earnings related to minority interest	498	392	579
Amortization of debt issuance costs	1,220	805	—
Unrealized (gain) loss on financial instruments	3,178	(380)	—
Deferred taxes	(27,136)	(19,097)	(4,314)
Impairment of capital assets	—	—	3,819
Impairment of intangible assets	—	697	1,046
Changes in operating assets and liabilities:
Accounts receivable	(5,626)	11,089	9,406
Prepaid expenses and other current assets	(168)	1,425	(65)
Income taxes	15,410	(8,313)	(2,953)
Accounts payable and accrued liabilities	914	6,195	(3,204)
Deferred revenue	33,751	13,746	5,228
Other assets	1,274	3,916	2,745

Net cash provided by operating activities	165,976	110,864	60,798
Cash flows from investing activities:
Acquisition of capital assets	(6,895)	(5,260)	(19,278)
Additional purchase consideration for prior period acquisitions	(1,065)	(2,283)	(8,410)
Purchase of Hummingbird, net of cash acquired	—	(384,761)	—
Purchase of Momentum, net of cash acquired	—	(4,076)	—
Purchase of an asset group constituting a business	(2,209)	—	—
Investments in marketable securities	—	(829)	(20,241)
Acquisition related costs	(18,248)	(39,061)	(6,798)

Net cash used in investment activities	(28,417)	(436,270)	(54,727)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	1,079	1,285	865
Proceeds from issuance of Common Shares	12,272	11,734	4,569
Proceeds from long-term debt	—	390,000	12,928
Repayment of long-term debt	(63,616)	(33,247)	(160)
Debt issuance costs	(349)	(7,433)	—

Net cash provided by (used in) financing activities	(50,614)	362,339	18,202
Foreign exchange gain on cash held in foreign currencies	17,992	5,692	3,183
Increase (decrease) in cash and cash equivalents during the year	104,937	42,625	27,456
Cash and cash equivalents at beginning of the year	149,979	107,354	79,898

Cash and cash equivalents at end of the year	$254,916	$149,979	$107,354

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	For the three months ended June 30,
	2008	2007
Cash flows from operating activities:
Net income for the period	$27,254	$8,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,740	21,291
Share-based compensation expense	994	1,515
Employee long-term incentive plan	664	—
Excess tax benefits from share based compensation	(212)	(163)
Undistributed earnings related to minority interest	76	—
Amortization of debt issuance costs	216	274
Unrealized (gain) loss on financial instruments	(2,401)	(956)
Deferred taxes	(22,517)	4,097
Impairment of intangible assets	—	697
Changes in operating assets and liabilities:
Accounts receivable	1,392	(15,958)
Prepaid expenses and other current assets	1,840	743
Income taxes	9,518	(6,054)
Accounts payable and accrued liabilities	8,763	15,885
Deferred revenue	(2,304)	(1,143)
Other assets	588	—

Net cash provided by operating activities	44,611	28,457
Cash flows from investing activities:
Acquisition of capital assets	(1,481)	(640)
Additional purchase consideration for prior period acquisitions	(614)	(341)
Acquisition related costs	(3,341)	(10,812)

Net cash used in investment activities	(5,436)	(11,793)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	212	163
Proceeds from issuance of Common Shares	857	2,905
Repayment of long-term debt	(870)	(31,003)

Net cash provided by (used in) financing activities	199	(27,935)
Foreign exchange gain (loss) on cash held in foreign currencies	(220)	1,567
Increase (decrease) in cash and cash equivalents during the period	39,154	(9,704)
Cash and cash equivalents at beginning of the period	215,762	159,683

Cash and cash equivalents at end of the period	$254,916	$149,979

/For further information: Paul McFeeters, Chief Financial Officer, Open Text Corporation, (905) 762-6121, pmcfeeters@opentext.com; Greg Secord, Vice-President, Investor Relations, Open Text Corporation, (519) 888-7111 ext.2408, gsecord@opentext.com/